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                                                                    EXHIBIT 99.2

                            CB FINANCIAL CORPORATION

   The undersigned hereby appoints Brian D. Bell and Karen R. Gamin, and each of them, as Proxies with full power of substitution to represent and vote as designated below, all shares of the undersigned at the Special Meeting of Shareholders of CB Financial Corporation to be held at The Town Club, One Jackson Square, Jackson, Michigan at 10:00 a.m. local time on June 24, 1997 and at any adjournments thereof.

   1. Approval and adoption of the Agreement and Plan of Merger, dated as of January 27, 1997, by and among Citizens Banking Corporation, Polaris Acquisition, Inc. and CB Financial Corporation, and the transaction contemplated thereby.


         [ ]  FOR                 [ ]  AGAINST                     [ ]  ABSTAIN

   THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE PROPOSAL:

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CB FINANCIAL CORPORATION.

   In the event proxies representing a sufficient number of shares voting to approve the Agreement and Plan of Merger are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

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   In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                        DATED_____________________________, 1997


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                                        Please date and sign above exactly as
                                        same appears indicating, if appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.